As filed with the Securities and Exchange Commission on July 20, 2001
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Optimal Robotics Corp.
               (Exact Name of Registrant as Specified in Charter)

                                     Canada
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0160833
                      (I.R.S. Employer Identification No.)

         4700 de la Savane, Suite 101, Montreal (Quebec) Canada H4P 1T7
                    (Address of Principal Executive Offices)

                  Optimal Robotics Corp. 1997 Stock Option Plan
                            (Full Title of the Plan)

       CT Corporation System, 111 Eighth Avenue, New York, New York 10011
                     (Name and Address of Agent for Service)

                                 (212) 894-8400
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                               Guy P. Lander, Esq.
                       Davies Ward Phillips & Vineberg LLP
                               625 Madison Avenue
                            New York, New York 10022
                            Telephone: (212) 308-8866

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
      Title of                Amount         Proposed Maximum        Proposed Maximum           Amount
     Securities                To Be          Offering Price        Aggregate Offering            Of
  To Be Registered          Registered          Per Share(1)              Price(1)         Registration Fee
------------------------------------------------------------------------------------------------------------
  Class "A" shares
  without par value     3,000,000 (2)(3)          $29.7571              $89,271,200            $22,317.80
============================================================================================================

(1) Pursuant to Rule 457(c) and (h), calculated for (i) an aggregate of 2,542,750 Class "A" shares, no par value ("common shares"), for which options have been granted under the registrant's 1997 Stock Option Plan, as amended (the "Plan"), at an average exercise price of $28.05 per share, and
     (ii) an aggregate of 457,250 common shares that may be issued under options available for grant under the Plan by averaging the high and low prices of the common shares as reported on the Nasdaq National Market, on July 16, 2001.

(2) Represents common shares issuable upon exercise of stock options granted or to be granted under the Plan for which no registration statement has previously been filed.

(3) Pursuant to Rule 416(c), this registration statement also covers such indeterminate number of common shares that may become issuable in accordance with the anti-dilution provisions of the Plan.

                                EXPLANATORY NOTE

     On May 21, 1998, Optimal Robotics Corp. (the "registrant") filed a registration statement on Form S-8 (registration no. 333-08794) (the "Initial Registration Statement") registering 3,180,000 Class "A" shares, no par value ("common shares"), of which 3,000,000 common shares were issuable upon exercise of stock options granted under or subsequently made subject to the registrant's 1997 Stock Option Plan, as amended (the "Plan"). The registrant has prepared this registration statement on Form S-8 to register an additional 3,000,000 common shares issuable upon exercise of options granted or available for grant under the Plan. Pursuant to Form S-8, General Instruction E, except as provided in the next paragraph, the registrant incorporates by reference herein the contents of the Initial Registration Statement.

     The Initial Registration Statement included a reoffer prospectus for use by certain individuals who may have been deemed "affiliates" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), of the registrant for reoffers and resales of some of the common shares included in the Initial Registration Statement. This registration statement includes a revised reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act that replaces in its entirety the reoffer prospectus included in the Initial Registration Statement. The revised reoffer prospectus may be used by certain individuals who may be deemed affiliates of the registrant for reoffers and resales of some of the common shares included in this registration statement and in the Initial Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement pursuant to the instructions to Form S-8.

                             OPTIMAL ROBOTICS CORP.


                           3,195,250 Class "A" Shares


                              --------------------

                                   PROSPECTUS

                              --------------------


     This prospectus relates to the resale of our Class "A" shares, no par value ("common shares"), by our executive officers and directors. The common shares that may be sold will be acquired by these individuals upon exercise of options previously granted to them under our 1997 Stock Option Plan. This prospectus also relates to common shares underlying options that have not yet been granted. If and when such options are granted to persons required to use this prospectus to reoffer and resell the shares underlying such options, we will file a supplement to this prospectus.

     The selling shareholders have advised us that resales of their shares may be effected from time to time in one or more transactions in the open market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

     Our common shares are quoted on the Nasdaq National Market (Symbol: OPMR). On July 18, 2001, the closing price of the common shares was $40 per share.

     The securities offered by this prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 4 of this prospectus.

     Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 20, 2001.

                              ABOUT THIS PROSPECTUS

     We have filed a registration statement on Form S-8 for the common shares offered by this prospectus with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

     No dealer, salesperson or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this prospectus. If any such information is given or representation made, you must not rely on that information or representation having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained herein is correct as of any date subsequent to the date of this prospectus. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than the common shares covered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy any securities in any state where an offer or solicitation would be unlawful.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other reports, and other information with the SEC. You may read and copy any documents we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings made from 1999 to the present are also available to the public from the SEC's web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Later information that we file with the SEC will automatically update and replace the information in this prospectus. Accordingly, we incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the termination of the offering:

     o Our current report on Form 8-K (File Number 0-28572) filed with the SEC on May 18, 2001;

     o Our quarterly report on Form 10-Q for the quarter ended March 31, 2001 (File Number 0-28572) filed with the SEC on April 24, 2001;

     o Our current report on Form 8-K (File Number 0-28572) filed with the SEC on February 1, 2001;

     o Our annual report on Form 10-K for the fiscal year ended December 31, 2000 (File Number 0-28572) filed with the SEC on March 1, 2001; and

     o The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on June 17, 1996, as amended by our Form 8 filed with the SEC on July 17, 1996, including any amendment or report filed for the purpose of updating such description.

     You may obtain a copy of these filings (excluding the exhibits to filings that we have not specifically incorporated by reference in such filings), at no cost, by telephoning us at 514-738-8885 or by writing to:

     Optimal Robotics Corp.
     4700 de la Savane, Suite 101
     Montreal, Quebec H4P 1T7, Canada
     Telephone: (514) 738-8885
     Attn: O. Bradley McKenna, Vice-President, Administration and
           Human Resources

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "should," "could," "may," "intend," `expect," "plan," "predict," "potential," or "continue" or similar expressions identify certain of such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors." These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth herein may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                   OUR COMPANY

     We are the leading provider of self-checkout systems to retailers in North America. Our principal product is the U-Scan(R), an automated self-checkout system that enables shoppers to scan, bag and pay for their purchases with little or no assistance from store personnel. We estimate that in 2000, U-Scan systems processed over 150 million customer transactions. The U-Scan can be operated quickly and easily by shoppers and makes the checkout process more convenient for them. The U-Scan also reduces the cost of checkout transactions to retailers and addresses labor shortage problems by replacing manned checkout counters with our automated self-checkout stations.

     As of June 30, 2001, we had sold 1,473 U-Scan systems, consisting of 5,863 checkout stations, in 1,369 stores of leading retailers across 41 states and two provinces. Each U-Scan system typically includes four checkout stations and one manned supervisor terminal.

     The following chart provides information regarding the U-Scan systems we sold during the last five and one-half years:

                                                                 1996       1997       1998       1999    2000          2001
                                                                 ----       ----       ----       ----    ----          ----
                                                                                                                 (through June 30)
     U-Scan system sales:
        Systems sold during period ..........................       6         22         57        288        583        515
        Systems sold as at period-end .......................       8         30         87        375        958      1,473
     U-Scan checkout stations sold as at period-end .........      32        120        346      1,498      3,808      5,863
     Customer transactions (millions)(1) ....................                            12         45        150        170

     ---------------
     (1) Estimated, based on reports provided by our customers. Prior to 1998, we did not track this data.

     The company is a foreign private issuer under the rules of the SEC. Unless the context otherwise requires, the terms "we," "our," "us," and "the company" refer to Optimal Robotics Corp., a Canadian corporation.

     Our principal executive offices are located at 4700 de la Savane, Suite 101, Montreal, Quebec H4P 1T7, and our telephone number is (514) 738-8885.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. You should carefully consider these risk factors, together with all of the other information contained or incorporated by reference in this prospectus, before you decide to purchase our common shares. These factors could cause our future results to differ materially from those expressed or implied in forward-looking statements made by us. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. The trading price of our common shares could decline due to any of these risks, and you may lose all or part of your investment.

     WE HAD A HISTORY OF LOSSES. Prior to the second quarter of 1999, our operations generated losses. There is no assurance that we will continue to be profitable or that our profitability will increase.

     WE PRINCIPALLY DEPEND ON ONE LINE OF PRODUCTS. Our near-term success depends principally on the sales volume of one line of products, the U-Scan. Our longer-term success depends upon the continued acceptance of and demand for this one product line, as well as new products that we may bring to market. If U-Scan experiences significant problems, competition from superior technology, or customer resistance, we could be harmed significantly.

Sales growth will depend on our generating additional orders from existing U-Scan customers, as well as finding new customers for the system. We believe that our customers will only purchase U-Scan if they conclude that shoppers will use it and that there are benefits to their stores from its installation. We believe that shoppers will use U-Scan only if it is convenient, easy to use and reliable.

     WE RELY ON A FEW CUSTOMERS FOR MOST OF OUR REVENUES. A few significant customers account for the majority of our revenues, and we rely on these customers' continued willingness to install U-Scan. We may not be able to generate new customers for U-Scan.

     WE MAY NOT BE ABLE TO MANAGE OUR GROWTH. During the past several years, we have experienced significant growth in sales. As a result, we have had to hire and train additional skilled personnel. Should sales continue to increase, we will have to hire and train even more personnel to customize, install and support U-Scan. There is no assurance that we will be able to hire the skilled personnel we will need to meet increased demand, should it develop. This is particularly true for installation and support personnel, for whom there is significant competition. If we are unable to hire such personnel, our sales may be adversely affected. Despite our recent growth, we are still a small company, and should demand for our products be unexpectedly strong, we may be unable to fill our orders.

     WE RELY ON THIRD PARTY SUPPLIERS. U-Scan is assembled from components that are readily available from numerous suppliers. Although we may use a single supplier for particular components, given the open architecture of our system, we are not dependent on any single supplier for any particular component. Nevertheless, should any of our suppliers fail to deliver components to us in a timely manner, it could disrupt our business.

     U-SCAN IS ASSEMBLED AT TWO FACILITIES. We assemble our systems at our main facility in Plattsburgh, New York and at our facility in Phoenix, Arizona. A disruption of operations at our Plattsburgh facility for any reason, including labor unrest or natural disaster, could have a short-term adverse effect upon our business and results of operations.

     WE HAVE PENDING PATENT INFRINGEMENT CLAIMS AGAINST US. In each of 1995 and 1996, we received a demand letter from the same claimant alleging that U-Scan Express(R) infringes upon the claimant's patent. In July 1999, this claimant filed a civil action in the United States District Court for the District of Utah against us and PSC, Inc., the former assembler of U-Scan Express, alleging patent infringement. A second party also sent a demand letter to us in 1999, and again in February 2001, alleging a different patent infringement. After consultation with counsel, we believe that the former claimant should not prevail in its lawsuit and that the latter claimant should not prevail if a lawsuit is brought to assert its claim, and that these claims will not have a material adverse effect on our business or prospects. However, no assurance can be given that a court will not ultimately determine that the system infringes upon one or both of such claimants' rights. A determination by a court that the system infringes upon either of the claimants' rights would have a material adverse effect on our business and results of operations.

     WE MAY NOT BE ABLE TO KEEP PACE WITH CHANGES IN TECHNOLOGY. The self-checkout industry is rapidly developing. The technology used by U-Scan is changing rapidly, in part due to the evolving demands of our customers. To be successful, we will have to anticipate the demands of our customers and improve our existing product line and develop new products to satisfy them. If we fail to improve and develop products by the times and at the prices demanded by our customers, our business and prospects may be adversely affected. Our competitors may introduce new technology that is better than ours. If so, we will have to improve our technology in order to remain competitive. If we are unable to do so, there might be an adverse impact on us.

     WE DEPEND UPON KEY PERSONNEL. Our future success depends to a great extent on the continued services of our senior management and other key personnel, including sales people. Our success will also depend upon our ability to hire and retain qualified personnel to assemble, install and support our systems, to improve our existing products and to develop new ones. These people will include:

     o    programmers and other software engineers,

     o    project managers,

     o    installers, and

     o    hardware and software support personnel.

The competition for these people may be significant. Should we have difficulty hiring or retaining qualified personnel, it could adversely affect our business and prospects.

     COMPETITION COULD REDUCE REVENUE FROM THE U-SCAN. The market for checkout systems is very competitive. The chief rival for U-Scan is the traditional manned checkout counter. Although the use of automated self-checkout systems such as U-Scan is relatively new, we expect increasing competition for sales of this product. The barriers to entering this market may be low. Most of our competitors are larger and have greater financial and other resources. Competitors include NCR Corporation, Symbol Technologies, Inc. and Productivity Solutions, Inc. PSC has also recently entered the self-checkout market. We may not be able to compete successfully against these and other companies with greater financial and other resources.

     OUR PRODUCTS MAY CONTAIN DEFECTS. Our products, including U-Scan, are complex and, despite extensive testing, may contain undetected flaws when first installed for a new customer. This is particularly true of the software in the U-Scan, which must be adapted to each customer's information systems. If serious, any such flaws could prevent or delay market acceptance of our products and cause us to incur substantial re-engineering expenses.

     SHARE PRICES IN TECHNOLOGY STOCKS HAVE BEEN VOLATILE. Recently, there have been substantial price and volume fluctuations in stock markets, and the prices of technology company shares have been particularly volatile. The price of our common shares in the stock market may move in ways that are unrelated or disproportionate to our operating performance. In addition to our performance, the following factors may cause the price of our common shares to fluctuate in the stock market:

     o    the introduction of new products by us or by competitors,

     o    business conditions in our markets,

     o    earnings forecasts by market analysts,

     o    sales of our common shares in the market, and

     o    general economic conditions.

Other factors, both related and unrelated to us, may also cause fluctuations in our share price.

     WE ARE AT RISK FROM FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS. A significant portion of our expenses is paid in Canadian dollars, while substantially all of our revenues are earned in U.S. dollars, which is our functional currency for purposes of our financial statements. If the Canadian dollar becomes stronger, the effective cost of our expenses (as reported in U.S. dollars) will increase. We have never tried to hedge our exchange rate risk, do not plan to begin to do so and may not be successful should we attempt to do so in the future.

     FUTURE SALES OF COMMON SHARES COULD DEPRESS THE PRICE OF THE COMMON SHARES. Sales of significant numbers of common shares in the public market, or the perception that these sales will occur, may materially depress the market price of the common shares as well as restrict our ability to raise capital through future sales of common shares. Upon the exercise of all vested options, we will have 15,720,735 shares outstanding, all of which will be eligible for immediate resale in the public market. This number includes 1,247,000 common shares issuable to our officers and directors upon their exercise of vested options. Additionally, in April 2000, we increased by 3,000,000 the number of common shares issuable upon exercise of options granted or available for grant under our stock option plan.

     OUR QUARTERLY OPERATING RESULTS MAY VARY. Our operating results have varied from quarter to quarter. In November and December, retailers focus on holiday season sales and not on installing checkout systems. As a result, sales in those months are generally less than sales in the rest of the year.

     WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE NEAR FUTURE. We intend to retain all of our earnings, if any, to finance operations and expand our business and do not anticipate paying any cash dividends in the foreseeable future.

     IT MAY BE DIFFICULT TO ENFORCE JUDGMENTS AGAINST US OR OUR AFFILIATES. We are incorporated under the federal laws of Canada. Most of our directors and officers and the experts named herein are residents of Canada and all or a substantial portion of their assets and a significant portion of our assets are located outside the United States. As a result, it may not be possible for shareholders to effect service of process within the United States upon such persons or to enforce against them judgments of U.S. courts under any U.S. securities laws. There is doubt as to the enforceability in Canada, in original actions or in actions for the enforcement of judgments of U.S. courts, of civil liabilities predicated upon the U.S. securities laws.

     ORGANIZED LABOR MAY RESIST U-SCAN. U-Scan displaces cashiers. For this reason, organized labor may seek provisions in collective bargaining agreements that prevent stores from installing U-Scan.

     WE MAY BE VULNERABLE TO TECHNOLOGICAL PROBLEMS. We are a technology-oriented company and depend to a significant degree upon our ability to communicate on-line or by telephone with the systems that we have installed. If we are unable to access these systems due to technological problems beyond our control, it will have a material adverse effect on our ability to assist our customers. Additionally, if our customers are unable to reach us by telephone or via the Internet, we will also be unable to respond to questions or address serious problems faced by these customers. If our ability to communicate with our systems or our customers is impaired, our business may be adversely affected. The Internet is subject to security and privacy breaches which may impact us or our customers.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sales of our common shares by the selling shareholders. We will use any proceeds received from the exercise of options by the selling shareholders for general corporate purposes.

                              SELLING SHAREHOLDERS

     This prospectus relates to the reoffer and resale of common shares issuable upon the exercise of options granted or that may be granted under our 1997 Stock Option Plan to the selling shareholders named below. The address for each selling shareholder is c/o Optimal Robotics Corp., 4700 de la Savane, Montreal, Quebec H4P 1T7.

     The following table sets forth certain information as of the date of this prospectus solely with respect to the selling shareholders named below and the common shares that may be offered and sold by each selling shareholder in this offering.

--------------------------------------------------------------------------------------------------------------------
                                     Number of                           Number of Common
                                  Common Shares        Number of       Shares Beneficially        % of Outstanding
                                   Beneficially          Common            Owned After              Common Shares
    Name of Selling               Owned Prior to      Shares Being      Completion of this        After Completion
      Shareholder                 this Offering         Offered              Offering           of this Offering (1)
--------------------------------------------------------------------------------------------------------------------
Neil S. Wechsler (2)
   Co-Chairman and Chief             530,750(3)         893,000(4)             72,750                   0.5%
   Executive Officer
--------------------------------------------------------------------------------------------------------------------
Holden L. Ostrin (2)
   Co-Chairman                       514,000(5)         949,000(6)              -0-                     -0-
--------------------------------------------------------------------------------------------------------------------
Henry M. Karp (2)
   President, Chief Operating        518,000(7)         953,000(8)              -0-                     -0-
   Officer and Director
--------------------------------------------------------------------------------------------------------------------
Leon P. Garfinkle(2)
   Senior Vice-President,             27,500(9)          90,000(10)             -0-                     -0-
   General Counsel,
   Secretary and Director
--------------------------------------------------------------------------------------------------------------------
James S. Gertler
   Director                           32,500(11)         80,000(12)             -0-                     -0-
--------------------------------------------------------------------------------------------------------------------
Thomas D. Murphy
   Director                           12,500(13)         60,000(14)             -0-                     -0-
--------------------------------------------------------------------------------------------------------------------

(1) Assumes no issuance of common shares reserved for issuance under outstanding options, except for those held by the respective selling shareholder.

(2) On May 5, 1997, Optimal granted an option to purchase 94,000 common shares to each of Messrs. Wechsler, Ostrin and Karp, and an option to purchase 5,000 shares to Mr. Garfinkle. The terms of these options provide that upon the exercise of the respective option, the option shall be automatically replaced with an option for an equal number of shares, at an exercise price equal to the then current market value of the common shares. This replacement mechanism can operate twice during the term of the option. The common shares currently issuable upon the exercise of these replacement options have been included in the number of common shares beneficially owned by the selling shareholders.

(3) Includes 458,000 common shares subject to options that have vested or that will vest within 60 days.

(4) Represents the shares described in footnote (3) and 435,000 common shares subject to unvested options.

(5) Represents common shares subject to options that have vested or that will vest within 60 days.

(6) Represents the shares described in footnote (5) and 435,000 common shares subject to unvested options.

(7) Represents common shares subject to options that have vested or that will vest within 60 days.

(8) Represents the shares described in footnote (7) and 435,000 common shares subject to unvested options.

(9) Represents common shares subject to options that have vested or that will vest within 60 days.

(10) Represents the shares described in footnote (9) and 62,500 common shares subject to unvested options.

(11) Represents common shares subject to options that have vested or that will vest within 60 days.

(12) Represents the shares described in footnote (11) and 47,500 common shares subject to unvested options.

(13) Represents common shares subject to options that will vest within 60 days.

(14) Represents the shares described in footnote (13) and 47,500 common shares subject to unvested options.

                              PLAN OF DISTRIBUTION

     The common shares covered by this prospectus will be sold, if at all, by the individuals named above or donees, pledgees or others on their behalf, and not by us. The shares may be sold from time to time as follows:

     o on the Nasdaq National Market, in the over-the-counter market, or on any national securities exchange on which the common shares may be listed at the time of sale (any of which may involve crosses and block transactions);

     o    to purchasers directly;

     o in ordinary brokerage transactions in which the broker solicits purchasers;

     o through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

     o    through the writing of options on the shares;

     o through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

     o through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     o through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

     o through exchange distributions in accordance with the rules of the applicable exchange;

     o    in any combination of one or more of these methods; or

     o    in any other lawful manner.

     These sales may be made at the then current market price or at privately negotiated prices. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common shares may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold thereunder rather than by this prospectus.

     In connection with distributions of the shares or otherwise, persons using this prospectus to sell common shares may enter into hedging transactions with broker-dealers. In connection with a hedging transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions it assumes with the seller. The seller may also sell shares short and deliver the shares to close out the short positions. The seller may also enter into an option or other transaction with a broker-dealer that requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In such event, any commission, discount or concession may be deemed to be an underwriting discount or commission under the Securities Act.

     We may be required to file a supplemented prospectus in connection with any activities involving a seller that may be deemed to be an "underwriting." In that case, a supplement or revision to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, if the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to anyone who purchases any shares from or through such a broker-dealer.

     We have advised the people identified in this prospectus as potential sellers of common shares that during any period when they may be engaged in a distribution of the shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also restricts any bids or purchases made to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common shares.

     The people identified in this prospectus as potential sellers of common shares may offer to sell all, some or none of the shares covered by this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common shares.

Transfer Agent and Registrar

     The co-transfer agents and co-registrars for the common shares are Computershare Trust Company of Canada (Toronto) and Computershare Trust Company, Inc. (Colorado).

                                 INDEMNIFICATION

     Our By-laws provide the following:

     Subject to the provisions of the Canada Business Corporations Act (the "CBCA"), each of our directors and officers (including those who have acted at our request as an officer or director of another entity of which we are or were a shareholder or creditor) and his heirs and legal representatives shall from time to time be indemnified and saved harmless by us from and against all costs, charges and expenses reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been our director or officer or a director or officer of such other entity (including, without limitation, all losses, liabilities, costs, charges and expense, in respect of any act or proceeding for the recovery of claims of any of our employees or former employees (or those of such other entity) or in respect of any claim based upon our failure to deduct, withhold, remit or pay any amount for taxes, assessments and other charges of any nature whatsoever as required by law), if

     (a) he acted honestly and in good faith with a view to our best interests; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     Our By-laws also contain a provision eliminating the liability of directors or officers for losses, damages or other misfortunes of the company arising out of the execution of the duties of his office or in relation thereto, unless occasioned by his own willful neglect or default (subject to compliance with the mandatory obligations and duties imposed by the CBCA and the regulations thereunder and the liability imposed for any breach thereof).

     We shall also indemnify such person in such other circumstances as the CBCA may require.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                  LEGAL MATTERS

     The validity of the common shares offered under this prospectus has been passed upon for us by Leon Garfinkle, Esq., our General Counsel.


                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                             OPTIMAL ROBOTICS CORP.


                                Class "A" Shares


                              --------------------

                                   PROSPECTUS

                              --------------------




                                  July 20, 2001

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by Optimal Robotics Corp. (the "Registrant") with the Securities and Exchange Commission ("SEC"), are incorporated by reference in this registration statement.

     (a) The Registrant's current report on Form 8-K (File Number 0-28572) filed with the SEC on May 18, 2001;

     (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2001 (File Number 0-28572), filed with the SEC on April 24, 2001;

     (c) The Registrant's current report on Form 8-K (File Number 0-28572) filed with the SEC on February 1, 2001;

     (d) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2000 (File Number 0-28572), filed with the SEC on March 1, 2001; and

     (e) The description of the Registrant's Class "A" shares contained in the Registrant's registration statement on Form 8-A, filed with the SEC on June 17, 1996, as amended by the Registrant's Form 8, filed with the SEC on July 17, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to any filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Leon P. Garfinkle, General Counsel to the Registrant, is providing the opinion contained in Exhibit 5.1 to this Registration Statement. Mr. Garfinkle is a director and Senior Vice-President and Secretary of the Registrant. Mr. Garfinkle has received and may in the future receive grants of stock options from the Registrant, and it is anticipated that shares issued to Mr. Garfinkle upon the exercise of such stock options will be sold pursuant to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

     The Registrant's By-laws provide the following:

     Subject to the provisions of the Canada Business Corporations Act (the "CBCA"), every director and officer of the Registrant (including those who have acted at the Registrant's request as an officer or director of a body corporate of which the Registrant is or was a shareholder or creditor), and his heirs and legal representatives shall from time to time be indemnified and saved harmless by the Registrant from and against all costs, charges and expenses reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate (including, without limitation, all losses, liabilities, costs, charges and expenses, incurred by him in respect of any act or proceeding for the recovery of claims of any employees or former employees of the Registrant or such body corporate, or in respect of any claim based upon the failure of the Registrant to deduct, withhold, remit or pay any amount for taxes, assessments and other charges of any nature whatsoever as required by law), if

     (a) he acted honestly and in good faith with a view to the best interests of the Registrant; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The By-laws also contain a provision eliminating the liability of directors or officers for losses, damages or other misfortunes of the Registrant arising out of the execution of the duties of his office or in relation thereto, unless occasioned by his own willful neglect or default (subject to the mandatory obligations and duties imposed by the CBCA and the regulations thereunder and the liabilities imposed for any breach thereof).

     The Registrant shall also indemnify such person in such other circumstances as the CBCA may require.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     4.1  Optimal Robotics 1997 Stock Option Plan, as amended.

     5.1  Opinion of Leon P. Garfinkle.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Leon P. Garfinkle (included in Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this registration statement).

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          1. To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada on July 19, 2001.

                                                   OPTIMAL ROBOTICS CORP.
                                                   (Registrant)


                                                   By: /s/ Holden L. Ostrin
                                                       ----------------------
                                                       Holden L. Ostrin
                                                       Co-Chairman

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Neil S. Wechsler and Holden L. Ostrin, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full authority to execute in the name of each such person in the capacities indicated below, and to file with the Securities and Exchange Commission, together with any exhibits thereto, any and all amendments, including post-effective amendments, to this registration statement necessary or advisable to enable the Registrant to comply with the applicable provisions of the Securities Act and all requirements of the Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                      Title                               Date
---------                      -----                               ----

/s/ Neil S. Wechsler           Director, Co-Chairman &             July 19, 2001
----------------------         Chief Executive Officer
Neil S. Wechsler               (Principal Executive Officer)


/s/ Holden L. Ostrin           Director                            July 19, 2001
----------------------
Holden L. Ostrin


/s/ Henry M. Karp              Director                            July 19, 2001
----------------------
Henry M. Karp

/s/ Leon P. Garfinkle          Director                            July 19, 2001
----------------------
Leon P. Garfinkle


/s/ James S. Gertler           Director;                           July 19, 2001
----------------------         Authorized Representative
James S. Gertler               in the United States


/s/ Gary S. Wechsler           Chief Financial Officer             July 19, 2001
----------------------         (Principal Financial and
Gary S. Wechsler               Accounting Officer)


/s/ Thomas D. Murphy           Director                            July 19, 2001
----------------------
Thomas D. Murphy

                                  EXHIBIT INDEX

                                                                   Sequentially
Exhibit No.    Title                                              Numbered Page
-----------    -----                                              -------------

  4.1 Optimal Robotics 1997 Stock Option Plan, as amended.

  5.1          Opinion of Leon P. Garfinkle.

  23.1         Consent of PricewaterhouseCoopers LLP.

  23.2         Consent of Leon P. Garfinkle (included in
               Exhibit 5.1).

  24.1 Power of Attorney (included on the signature page of this registration statement).